UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 21, 2015
Date of earliest event reported: October 19, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Typenex Co-Investment, LLC Convertible Note

On October 19, 2015, and effective October 16, 2015, Hydrocarb Energy Corp. (the “Company”, “we” and “us”) sold a Secured Convertible Promissory Note (the “Typenex Note”) to Typenex Co-Investment, LLC (“Typenex”) in the amount of $1,730,000. The Typenex Note was issued pursuant to the terms of a Securities Purchase Agreement dated as of the same date. The Typenex Note included a $475,000 original issuance discount and also included $5,000 which went to pay Typenex’s legal fees in connection with the transaction. Additionally, a total of $263,011 of the purchase price of the Typenex Note was paid by way of the forgiveness by Typenex of amounts owed by us to Typenex under a Secured Convertible Promissory Note in the original principal amount of $350,000 which we sold to Typenex in March 2015 (provided the warrants granted to Typenex in connection with the prior March 2015 transaction remain outstanding). As a result, we received a total of $986,990 in cash in connection with the sale of the Typenex Note.

The Typenex Note is due on April 19, 2016 and no interest accrues on the Typenex Note unless an event of default occurs thereunder. The note is convertible into common stock, as discussed below, only if an event of default under the note occurs and is not cured pursuant to the terms of the note.  Following an event of default, the note accrues interest at the rate of 22% per annum (subject to applicable usury laws) until paid in full. We have the right to pre-pay the Typenex Convertible Note prior to maturity, provided that we pay $1,492,500 on or before 90 days after the date the note is issued; $1,611,250 after 90 days, but before 135 days, after the note is issued; and the full amount of the note, $1,730,000, between the date that is 135 days after the note is issued and maturity.

            The amounts owed under the Typenex Note were secured by a Stock Pledge Agreement (the “Pledge Agreement”) whereby CW Navigation, Inc., a Texas corporation, a significant shareholder of the Company, which is beneficially owned by Christopher Watts, the nephew of Kent P. Watts, our Chief Executive Officer and Chairman (“CW Navigation”), pledged two million one hundred thousand (2,100,000) shares of our common stock held by CW Navigation as security for our obligations under the Typenex Note and related documents. Pursuant to the Stock Pledge Agreement, in the event the value (determined based on the average closing trade price for our common stock) of the pledged shares, for the immediately preceding three trading days as of any applicable date of determination, declines below 1.5 times the then balance of the note (initially $2,595,000), at any time after November 1, 2015, it constitutes a default of the Typenex Note. From the date of funding until November 1, 2015 (and at any time thereafter at the request of Typenex), CW Navigation may pledge additional collateral shares to Typenex under the Pledge Agreement to bring the required value of the shares pledged above the required minimum collateral value threshold or to over-collateralize the balance of the note.

The Typenex Note provides for customary events of default such as failing to timely make payments under the Typenex Note when due, and including our failure to maintain a reserve of shares in connection with the conversion of the Typenex Note equal to at least three times the number of shares of common stock that could be issuable thereunder at any time (initially 3 million shares), failing to repay all of our currently outstanding variable rate convertible securities within thirty days of the date of the note, failing to repay our senior creditor (Shadow Tree, as defined below) by the maturity date of the Typenex Note or alternatively, failing to receive Shadow Tree’s consent to repay the Typenex Note at maturity in cash, and in the event the value of the securities pledged pursuant to the Pledge Agreement (as discussed above) falls below the required value after November 1, 2015, subject where applicable to our ability to cure certain defaults.

At any time following an uncured event of default, Typenex has the right to convert any or all of the outstanding principal amount of the note into our common stock. The conversion price of the Typenex Note is 80% of the five lowest closing bid prices of our common stock on the 20 trading days prior to any conversion, provided that if the average of such closing bid prices is below $0.75 per share, the conversion rate is decreased by 5% (to 75%), and provided further that the conversion rate is decreased by an additional 5% if we are not DWAC eligible at any time or DTC eligible at any time (for up to an aggregate of an additional 10% decrease in the conversion rate). Finally, in the event certain defaults (defined as major defaults under the note) occur, the conversion rate may be decreased by up to an additional 15% (an additional 5% decrease in the conversion rate per the occurrence of the first three major defaults). Typenex also has the right upon the occurrence of an event of default to require us to repay in full the amount owed under the note by providing us written notice. Additionally, upon the occurrence of certain events of default as described in the Typenex Note, we are required to repay Typenex liquidated damages in addition to the amount owed under the Typenex Note.

At no time may the Typenex Note be converted into shares of our common stock if such conversion would result in Typenex and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock, provided such percentage increases to 9.99% if our market capitalization is less than $10 million, and provided further that Typenex may change such percentage from time to time upon not less than 61 days prior written notice to us. Additionally, and at no time may pledged shares be received by Typenex pursuant to the terms of the Pledge Agreement, which would result in Typenex and its affiliates owning an aggregate of in excess of 9.99% of the then outstanding shares of our common stock.

We are subject to various fees and penalties under the Typenex Note for our failure to timely deliver shares due upon any conversion. The Typenex Note also includes various restrictions on our ability to enter into subsequent variable rate security transactions following the date thereof.

 Typenex also entered into a Subordination Agreement in favor of our senior lender, Shadow Tree Capital Management, LLC (“Shadow Tree”), to subordinate the repayment of the Typenex Note to amounts owed by us to Shadow Tree.

We intend to use the proceeds raised from the sale of the Typenex Note to payoff amounts owed to under our variable rate convertible note held by KBM Worldwide, Inc. in the amount of $575,464, for the partial payment of amounts owed under our variable rate convertible note held by JMJ Financial with a balance of $373,333, and for other general corporate purposes, with the goal of having the JMJ Financial note fully paid off by the end of October 2015.

The descriptions of the Securities Purchase Agreement, Typenex Note, Pledge Agreement and Subordination Agreement are not complete and are qualified in their entirety by the Securities Purchase Agreement, Typenex Note, Pledge Agreement and Subordination Agreement, filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the $1,730,000 Typenex Note described in Item 1.01 above and Item 3.02 below, is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, on October 19, 2015, and effective October 16, 2015, we sold Typenex the $1.73 million Typenex Note which is convertible at the option of Typenex, upon the occurrence of an event of default, into the Company’s common stock.

We believe that the issuance of the securities described above was exempt from registration pursuant to (a) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom. Typenex confirmed they are an “accredited investor”.

Item 7.01 Regulation FD Disclosure.

 We plan to give a Presentation to members of the investment community beginning on or around October 21, 2015.  A copy of the Presentation is being furnished as Exhibit 99.1 to this Form 8-K.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

The Presentation attached hereto as Exhibit 99.1 contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond our control. These risks and uncertainties should be carefully considered. We caution you not to place undue reliance on the forward-looking statements, which involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. The forward-looking statements contained in Exhibit 99.1 are made as of the date of the Presentation attached to such Exhibit 99.1. We disclaim any obligation to update any of these forward-looking statements as a result of new information, future events, or otherwise, except as expressly required by law.

Item 8.01 Other Events.

The Company received a report, dated September 11, 2015, entitled, Hydrocarb Energy Corporation Estimated Future Reserves and Income as of July 31, 2015, prepared by Ralph E Davis Associates, Inc. (“Davis”), which includes an evaluation of the oil, natural gas, and natural gas liquid reserves on leaseholds in which the Company has interests as of July 31, 2015. The purpose of the report is to present a summary of the proved developed producing, proved developed behind pipe, proved shut-in, and proved undeveloped reserves that in the opinion of Davis, meet the criteria for proved reserve volumes in keeping with the directives of the Securities and Exchange Commission as detailed in the report.

A copy of the report is filed herewith as Exhibit 99.2.  Additional information regarding the report and the Company’s oil and gas reserves will be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2015. Investors are cautioned to review the reserve report in its entirety.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Securities Purchase Agreement dated October 16, 2015 between Hydrocarb Energy Corporation and Typenex Co-Investment, LLC
10.2*	Secured Convertible Promissory Note dated October 16, 2015 by Hydrocarb Energy Corporation in favor of Typenex Co-Investment, LLC ($1,730,000)
10.3*	Stock Pledge Agreement dated October 16, 2015 by CW Navigation, Inc. in favor of Typenex Co-Investment, LLC
10.4*	Subordination and Postponement Agreement dated October 16, 2015 by and among Hydrocarb Energy Corporation, Shadow Tree Capital Management LLC, and Typenex Co-Investment, LLC
23.1*	Consent of Ralph E Davis Associates, Inc.
99.1**	Presentation
99.2*	Report of Ralph E Davis Associates, Inc., dated September 11, 2015
99.3**	Press Release dated October 22, 2015

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 21, 2015	Hydrocarb Energy Corporation

	By:	/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Securities Purchase Agreement dated October 16, 2015 between Hydrocarb Energy Corporation and Typenex Co-Investment, LLC
10.2*	Secured Convertible Promissory Note dated October 16, 2015 by Hydrocarb Energy Corporation in favor of Typenex Co-Investment, LLC ($1,730,000)
10.3*	Stock Pledge Agreement dated October 16, 2015 by CW Navigation, Inc. in favor of Typenex Co-Investment, LLC
10.4*	Subordination and Postponement Agreement dated October 16, 2015 by and among Hydrocarb Energy Corporation, Shadow Tree Capital Management LLC, and Typenex Co-Investment, LLC
23.1*	Consent of Ralph E Davis Associates, Inc.
99.1**	Presentation
99.2*	Report of Ralph E Davis Associates, Inc., dated September 11, 2015
99.3**	Press Release dated October 22, 2015

* Filed herewith.
** Furnished herewith.